UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2018

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2018, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company” and together with HMH Sub, the “Sellers”), completed the previously announced sale of all of the assets, including intellectual property, used primarily in its Riverside clinical and standardized testing business (the “Business”) pursuant to the Asset Purchase Agreement, dated September 12, 2018 and as amended on October 1, 2018 (the “Agreement”) with Riverside Assessments, LLC (the “Purchaser”), for cash consideration received by the Sellers of approximately $140.0 million and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”). The results of the Business were previously reported in the Company’s Education segment.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to this filing. The Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about HMH Sub, the Company or the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HMH Sub, the Company or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in HMH Sub’s, the Company’s or the Purchaser’s public disclosures.

The Company is also filing herewith certain pro forma financial information related to the sale of the Business, which is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

On October 5, 2018, the Company issued a press release entitled “Houghton Mifflin Harcourt Updates Outlook to Reflect Completed Riverside Divestiture”. A copy of the press release is furnished herewith as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Financial Statements of the Company reflecting the Closing of the sale of the Business are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

i.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018.

ii.	Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018.

iii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017.

iv.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016.

v.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015.

(d) Exhibits.

Exhibit No.	Description

2.1a†	Asset Purchase Agreement, by and among Houghton Mifflin Harcourt Publishing Company, Houghton Mifflin Harcourt Company (solely for purposes of Section 8.2 and 8.3) and Riverside Assessment, LLC, dated as of September 12, 2018 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 12, 2018).

2.1b†	Amendment No. 1 to Asset Purchase Agreement, by and among Houghton Mifflin Harcourt Publishing Company, Houghton Mifflin Harcourt Company (solely for purposes of Section 8.2 and 8.3) and Riverside Assessment, LLC, dated as of October 1, 2018.

99.1	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 and unaudited pro forma consolidated statement of operations for the six months ended June 30, 2018 and for the years ended December 31, 2017, December 31, 2016 and December 31, 2015.

99.2	Press release dated October 5, 2018 titled “Houghton Mifflin Harcourt Updates Outlook to Reflect Completed Riverside Divestiture”

†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementary copies of any of the omitted schedules or similar attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ Joseph P. Abbott, Jr.
Name:	Joseph P. Abbott, Jr.
Title:	Executive Vice President and Chief Financial Officer

Dated: October 5, 2018

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